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                                                                  Exhibit 23.1

                                [LETTERHEAD]

The Board of Directors
@ Entertainment, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                         /s/  KPMG Polska Sp. z o.o.

Warsaw, Poland
February 12, 1998